Exhibit 10-AAoo

TECH DATA CORPORATION

(hereinafter called the “Company”)

THE AMENDED AND RESTATED

2000 EQUITY INCENTIVE PLAN OF TECH DATA CORPORATION,

(hereinafter called the “Plan”)

NOTICE OF GRANT AND GRANT AGREEMENT

I. NOTICE OF EQUITY GRANT

Name/Participant:	< >

Type of Grant:	Restricted Stock Unit Grant

Country:	< >

Geographic area applicable:	< >

Date of Grant:	< >

Grant Number:	<grant number>

Total Shares Granted:	< >

Grant Price:	$<closing price on date of grant>

Vesting Schedule:

Subject to the terms of this Agreement and the Plan, this Restricted Stock Unit Grant shall vest in [INSERT #] installments over three (3) years from the Date of Grant, as follows:

[INSERT INSTALLMENT/VESTING DATES]

II. AGREEMENT

For valuable consideration, the receipt of which is hereby acknowledged (electronically or using a method accepted by the Company), the Company hereby grants to the Participant a Restricted Stock Unit Grant (hereinafter called the “RSUs”) under Section 7 of the Plan in accordance with the following terms:

Section 1. Definitions. Unless otherwise defined herein, the terms defined in this Agreement shall have the same defined meanings as in the Plan. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail. The following additional terms shall be defined as follows:

“Agreement” means this agreement between the Participant and the Company setting forth the terms and conditions of the grant of RSUs and includes Part I, Notice of Equity Grant and Part II, Agreement.

“Grant Price” means the Fair Market Value of a Share on the date on which the RSUs are granted to the Participant, as specified in Part I.

“Share” means one (1) share of Common Stock (as defined in Section 2(g) of the Plan).

Section 2. Grant of RSU. The Participant is hereby granted an award of RSUs under Section 7 of the Plan. Each RSU represents the prospective contingent right to receive one Share and will, at all times the Agreement is in effect, be equal in value to one Share. In accordance with Section 7(c) of the Plan, no grant of RSUs to the Participant during a fiscal year shall have a value in excess of two and one-half million dollars ($2,500,000), determined using the Fair Market Value of the Shares underlying the RSUs as of the Date of Grant of the RSUs.

Section 3. Vesting of RSU. As set forth in the vesting schedule in Part I, and subject to the provisions of Sections 5, 8 and 10 of this Agreement, the RSUs shall vest and become payable in Shares in installments (the “Vesting Dates”). Unless and until the RSUs vest, the Participant will have no right to payment of any unvested RSUs. Prior to actual payment of any of the RSUs that are vested, the RSUs will represent an unsecured obligation of the Company in accordance with Section 13(c) of the Plan.

Section 4. Non-Transferability of RSU. All rights with respect to the RSUs are exercisable during the Participant’s lifetime only by the Participant and the RSUs may not be transferred, assigned, pledged or hypothecated in any manner other than by will or by applicable laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or Rules thereunder.

Section 5. Delivery of Shares. Subject to the other terms of the Plan and this Agreement, within a reasonable time following each Vesting Date, the Company will issue or cause to be delivered to the Participant (or if any other individual or individuals then hold the RSUs, to such individual or individuals) the number of Shares the Participant is entitled to receive as a result of the vesting of the RSUs. The Shares shall be registered in the name of the Participant (or the name or names of the individual or individuals that then hold the RSUs, either alone or jointly with another person or persons with rights of survivorship, as such individual or individuals shall prescribe in writing or other methods allowed to the Company), and shall in all cases be delivered to the Participant within ten (10) business days. Not withstanding the foregoing, the delivery of Shares upon vesting of an RSU may be delayed if the amount to be paid or delivered is reasonably likely to violate federal or applicable state securities laws; provided, however, that the payment or delivery will occur at the earliest date the Company reasonably anticipates that the distribution will not cause a violation.

The delivery of Shares upon vesting of the RSUs shall be deemed effected for all purposes when a stock transfer agent shall have deposited such Shares according to the delivery instructions provided by Participant (or if any other individual or individuals then hold the RSUs, by such other individual or individuals). Fractional Shares shall not be issued pursuant to the vesting of the RSUs.

Section 6. Tax Withholding Obligations. To meet the obligations of the Company or affiliates of the Company with respect to withholding of any and all income tax (including federal, state and local taxes), social insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”) under any domestic or foreign federal, state or local statute, ordinance, rule, or regulation in connection with any aspect of the RSUs, including, but not limited to, grant, vesting, the subsequent sale of any Shares acquired at vesting, the Committee may require that the Company withhold a number of whole Shares otherwise deliverable to Participant having a Fair Market Value sufficient to satisfy the statutory minimum (or such higher amount as is allowable without adverse accounting consequences) of the Participant’s estimated total obligation for Tax-Related Items associated with any aspect of the RSU. The Committee may also, in lieu of or in addition to the foregoing, at its sole discretion, (i) require the Participant to deposit with the Company an amount of cash sufficient to meet his or her obligation for Tax-Related Items, (ii) withhold the required amount from the Participant’s pay during the pay periods next following the date on which any such applicable tax liability otherwise arises, and/or (iii) sell or arrange for the sale of Shares to be issued on the vesting of the RSU to satisfy the Participant’s obligation for Tax-Related Items. If the Participant’s and/or the Company’s withholding obligation for Tax-Related Items is satisfied as described in (iii) of this section, the Company will endeavor to sell only the number of Shares required to satisfy the Participant’s and/or the Company’s withholding obligation for Tax-Related Items; however, the Participant agrees that the Company may sell more Shares than necessary to cover the Tax-Related Items. The Company shall not deliver any of the Shares until and unless the Participant has made the deposit required herein or proper provision for required withholding has been made. The Participant hereby consents to any action reasonably taken by the Company to meet his or her obligation for Tax-Related Items.

Section 7. Adjustments Upon Changes in Capitalization. The existence of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares subject to RSUs; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or outstanding assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

If the Company shall affect any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock, then and in such event an appropriate adjustment shall be made in the number of shares of Common Stock subject to the RSUs so that the same percentage of the Company’s issued and outstanding shares of Common Stock shall remain subject to the RSUs, as adjusted for such transaction in the manner determined by the Board.

Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to the RSUs.

Section 8. Effect of Change in Control. In the event of a Change in Control, as defined in the Plan and notwithstanding any other provision of the Plan to the contrary, all of the then-outstanding RSUs shall become fully vested as of the date of the Change in Control if the acquirer or survivor in such Change in Control does not assume or continue the RSUs.

Section 9. Rights of Participant. No person shall, by virtue of the granting of the RSUs to the Participant, be deemed to be a holder of any Shares underlying the RSUs or be entitled to the rights or privileges of a holder of such Shares unless and until the RSUs have vested with respect to such Shares and the Shares have been issued pursuant to the vesting of the RSUs.

The Participant shall not by virtue of the granting of the RSUs have any claim or right to be granted RSUs in the future or to participate in any other compensation plan, program or arrangement of the Company.

The granting of the RSUs shall not impose upon the Company any obligations to employ or to continue to employ the Participant; and the right of the Company to terminate the employment of the Participant shall not be diminished or affected by reason of the fact that the RSUs have been granted to the Participant.

Nothing herein contained shall impose any obligation upon the Participant to accept the grant of RSUs.

At all times while any portion of the RSUs is outstanding, the Company shall reserve and keep available, out of shares of its authorized and unissued Common Stock or reacquired Shares, a sufficient number of Shares to satisfy the requirements of the RSUs; comply with the terms of the RSUs promptly upon vesting of the RSUs; and pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of Shares pursuant to the vesting of the RSUs.

Section 10. Termination. Subject to Section 8, the outstanding unvested RSUs granted hereunder shall terminate on the earliest to occur of:

(i) termination of employment relationship between the Company and the Participant for any reason other than due to the Participant’s death or disability within the meaning of Section 22(e) (3) of the Code (“Disability”); or

(ii) termination of employment relationship between the Company and the Participant due to the Participant’s death or Disability within three months of the Date of Grant.

An employment relationship between the Company and the Participant shall be deemed to exist during any period during which the Participant is employed by the Company or by any Subsidiary. Whether authorized leave of absence or absence on military government service shall constitute termination of the employment relationship between the Company and the Participant shall be determined by the administrator designated by the Committee at the time thereof.

In the event of the death or Disability of the Participant during his or her employment relationship with the Company and at least three months after the Date of Grant, the RSUs shall become fully vested (all or a portion of the outstanding RSUs). In the case of death of a Participant, any Shares due upon vesting will be delivered to the Participant’s executors, administrators or any person or persons to whom the RSUs may be transferred by will or by laws of descent and distribution, in accordance with Section 5 of this Agreement. If, in the event of the Participant’s death, any beneficiary entitled to receive any Shares due upon vesting is a minor or, if in the event of the Participant’s Disability, the Participant is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for any Shares due upon vesting, such Shares will be paid to such person or institution as the Committee may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

Section 11. No Compensation Deferrals. Neither the Plan nor this Agreement is intended to provide for an elective deferral of compensation that would be subject to Section 409A of the Code. Instead, it is the intent of this Agreement to satisfy the “short- term deferral exemption described in Treas. Reg. §1.409A-1(b)(4). The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no grants (including without limitation, the RSUs) become subject to Section 409A, provided, however, the Company makes no representation that the RSUs are not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to the RSUs.

Section 12. Electronic Delivery and Acceptance. The Company may in its sole discretion, decide to deliver any documents related to the RSUs granted under the Plan and participation in the Plan, or future RSUs that may be granted under the Plan, by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or a third party designated by the Company.

Section 13. Government and Other Regulations; Governing Law. The grant of RSUs is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Participant acknowledges that the Company will not be obligated to issue any Shares hereunder if the grant or vesting thereof or the issuance of such Shares, as the case may be, would constitute a violation by the Participant or the Company of any such law, regulation or order or any provision thereof. The Company shall not be obligated to take any affirmative action in order to cause the vesting of the RSUs or the issuance of Shares pursuant hereto to comply with any such law, regulation, order or provision.

The RSUs are and shall be subject in every respect to the provisions of the Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof. The Participant hereby accepts the RSUs subject to all the terms and provisions of the Plan and agrees that all decisions under and interpretations of the Plan by the Committee or the Board shall be final, binding and conclusive upon the Participant and his heirs and legal representatives.

This grant of RSUs shall be governed by and construed in accordance with the laws of the State of Florida without regard to its principle of conflict of laws. For purposes of litigating any dispute arising under this Agreement, the parties hereby agree that such litigation shall be conducted in the courts of Pinellas County, Florida.

Section 14. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable

IN WITNESS WHEREOF, the Company has caused this grant of RSUs to be executed, as of the Date of Grant.

TECH DATA CORPORATION

By:

PARTICIPANT

By:
Participant

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